================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                    FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                        SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of Earliest Event Reported) June 18, 1996

                           -------------------------


                           HOST MARRIOTT CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


                   Delaware                               1-5664                           53-0085950
(State or Other Jurisdiction of Incorporation)   (Commission File Number)   (I.R.S. Employer Identification Number)

                 10400 Fernwood Road, Bethesda, Maryland 20817
              (Address of Principal Executive Offices) (Zip Code)

                          ----------------------------

       Registrant's Telephone Number, Including Area Code (301) 380-9000
         (Former Name or Former Address, if changed since last report.)

================================================================================

                                   FORM 8-K

Item 2.  Other Events

     On June 18, 1996, Host Marriot Corporation (the "Company") successfully completed its tender offer for a majority of the limited partnership units in Marriott Hotel Properties II Limited Partnership ("MHP II"), an affiliated partnership of the Company in which the Company owns a 1.67% general partner interest. MHP II owns the 1,290-room New Orleans Marriott hotel, the 999-room San Antonio Marriott Rivercenter hotel, the 368-room San Ramon Marriott hotel and a 50% limited partner interest in the 754-room Santa Clara Marriott hotel. The Company purchased 375.5 units for an aggregate consideration of $56,325,000, or $150,000 per unit. As a result of this transaction, a wholly-owned subsidiary of Host Marriott became the majority limited partner in MHP II and the Company will consolidate the MHP II partnership in the third quarter of 1996. A copy of the news release is attached as an exhibit to this current report.

Item 7.  Financial Statements and Exhibits

     (a)  Financial Statements of MHP II:
                                                                            Page
                                                                            ----
          Report of Independent Public Accountants                            3
          Statements of Operations for the three years in the period ended
             December 31, 1995                                                4
          Balance Sheets as of December 31, 1995 and 1994                     5
          Statements of Changes in Partners' Capital for the three years
             in the period ended December 31, 1995                            6
          Statements of Cash Flows for the three years in the period ended
             December 31, 1995                                                7
          Notes to Financial Statements                                       8
          Condensed Statements of Operations for the twelve weeks ended
             March 22, 1996 and March 24, 1995                               16
          Condensed Balance Sheets as of March 22, 1996 and
             December 31, 1995                                               17
          Condensed Statements of Cash Flows for the twelve weeks ended
             March 22, 1996 and March 24, 1995                               18
          Notes to Financial Statements                                      19

     (b) Pro Forma financial information of the Company reflecting the acquisition of MHP II as of and for the twelve weeks ended March 22, 1996 and for the year ended December 29, 1995:
                                                                            Page
                                                                            ----
         Pro Forma Condensed Consolidated Financial Data                     22
         Pro Forma Condensed Consolidated Balance Sheet as of
           March 22, 1996                                                    24
         Pro Forma Condensed Consolidated Statements of Operations
           for the twelve weeks ended March 22, 1996 and for the
           year ended December 29, 1995                                      25
         Notes to Pro Forma Condensed Consolidated Financial Data            27

     (c) Exhibits:

         (99)  News Release dated June 17, 1996.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   HOST MARRIOTT CORPORATION

                                   By:  /s/ Donald D. Olinger
                                        --------------------------------
                                        Donald D. Olinger
                                        Vice President and Corporate Controller
Date: July 2, 1996

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

TO THE PARTNERS OF MARRIOTT HOTEL PROPERTIES II LIMITED PARTNERSHIP

  We have audited the accompanying balance sheet of Marriott Hotel Properties II Limited Partnership (a Delaware limited partnership) as of December 31, 1995 and 1994, and the related statements of operations, changes in partners' capital and cash flows for each of the three years in the period ended December 31, 1995. The financial statements are the responsibility of the General Partner's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Marriott Hotel Properties II Limited Partnership as of December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Washington, D.C.,
February 22, 1996
(except for the matter discussed in Note 10, as to which the date is March 28, 1996)

               MARRIOTT HOTEL PROPERTIES II LIMITED PARTNERSHIP
                            STATEMENTS OF OPERATIONS
          FOR THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1995
                    (IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)

                                                      1995    1994     1993
                                                     ------- -------  -------
REVENUES (Note 3)................................... $64,002 $58,703  $57,003
                                                     ------- -------  -------
OPERATING COSTS AND EXPENSES
  Interest..........................................  17,803  17,884   17,803
  Depreciation and amortization.....................  13,364  12,246   12,737
  Incentive management fees.........................   9,412   8,507    8,200
  Property taxes....................................   5,526   5,307    5,324
  Base management fees..............................   4,281   3,989    3,926
  Ground rent, insurance and other..................     690   1,557    1,538
                                                     ------- -------  -------
                                                      51,076  49,490   49,528
                                                     ------- -------  -------
INCOME BEFORE EQUITY IN INCOME/(LOSSES) OF SANTA
 CLARA PARTNERSHIP..................................  12,926   9,213    7,475
EQUITY IN INCOME/(LOSSES) OF SANTA CLARA PARTNER-
 SHIP...............................................     119    (785)    (606)
                                                     ------- -------  -------
NET INCOME.......................................... $13,045 $ 8,428  $ 6,869
                                                     ======= =======  =======
ALLOCATION OF NET INCOME
  General Partner................................... $   130 $    84  $    69
  Limited Partners..................................  12,915   8,344    6,800
                                                     ------- -------  -------
                                                     $13,045 $ 8,428  $ 6,869
                                                     ======= =======  =======
NET INCOME PER LIMITED PARTNER UNIT (745 Units)..... $17,336 $11,200  $ 9,128
                                                     ======= =======  =======



   The accompanying notes are an integral part of these financial statements.

                MARRIOTT HOTEL PROPERTIES II LIMITED PARTNERSHIP
                                 BALANCE SHEETS
                        DECEMBER 31, 1995 AND 1994
                                (in thousands)

                                                             1995      1994
                                                           --------  --------
                          ASSETS
Property and equipment, net (Note 4)...................... $203,990  $211,811
Due from Marriott International, Inc......................    7,275     6,849
Property improvement fund.................................   11,940    10,587
Deferred financing and organization costs, net of
 accumulated amortization.................................      114       603
Restricted cash reserve...................................    9,193     2,847
Cash and cash equivalents.................................   21,601    17,764
                                                           --------  --------
                                                           $254,113  $250,461
                                                           ========  ========
            LIABILITIES AND PARTNERS' CAPITAL
Mortgage debt (Note 7).................................... $222,500  $222,500
Due to Marriott International, Inc........................    2,615     2,031
Investment in Santa Clara Partnership.....................    8,244     6,994
Accounts payable and accrued expenses.....................      433       372
                                                           --------  --------
    Total Liabilities.....................................  233,792   231,897
                                                           ========  ========
                    PARTNERS' CAPITAL
General Partner
  Capital contribution, net of offering costs of $22......      731       731
  Capital distributions...................................     (626)     (513)
  Cumulative net income...................................      243       113
                                                           --------  --------
                                                                348       331
                                                           --------  --------
Limited Partners
  Capital contribution, net of offering costs of $8,426...   64,689    64,689
  Capital distributions...................................  (68,779)  (57,604)
  Cumulative net income...................................   24,063    11,148
                                                           --------  --------
                                                             19,973    18,233
                                                           --------  --------
    Total Partners' Capital...............................   20,321    18,564
                                                           --------  --------
                                                           $254,113  $250,461
                                                           ========  ========


   The accompanying notes are an integral part of these financial statements.

               MARRIOTT HOTEL PROPERTIES II LIMITED PARTNERSHIP
                  STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
          FOR THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1995
                                (IN THOUSANDS)

                                                     GENERAL LIMITED
                                                     PARTNER PARTNERS   TOTAL
                                                     ------- --------  --------
Balance, December 31, 1992..........................  $ 408  $ 25,899  $ 26,307
  Payments received on investor notes receivable....    --         31        31
  Capital distributions.............................   (117)  (11,609)  (11,726)
  Net income........................................     69     6,800     6,869
                                                      -----  --------  --------
Balance, December 31, 1993..........................    360    21,121    21,481
  Capital distributions.............................   (113)  (11,232)  (11,345)
  Net income........................................     84     8,344     8,428
                                                      -----  --------  --------
Balance, December 31, 1994..........................    331    18,233    18,564
  Capital distributions.............................   (113)  (11,175)  (11,288)
  Net income........................................    130    12,915    13,045
                                                      -----  --------  --------
Balance, December 31, 1995..........................  $ 348  $ 19,973  $ 20,321
                                                      =====  ========  ========



   The accompanying notes are an integral part of these financial statements.

               MARRIOTT HOTEL PROPERTIES II LIMITED PARTNERSHIP
                           STATEMENTS OF CASH FLOWS
          FOR THE THREE YEARS IN THE PERIOD ENDED DECEMBER 31, 1995
                                (IN THOUSANDS)

                                                    1995      1994      1993
                                                  --------  --------  --------
OPERATING ACTIVITIES
  Net income..................................... $ 13,045  $  8,428  $  6,869
  Noncash items:
    Depreciation and amortization................   13,364    12,246    12,737
    Deferred portion of incentive management
     fees........................................      461       363       777
    Equity in (income)/losses of Santa Clara
     Partnership.................................     (119)      785       606
    Amortization of deferred financing costs as
     interest....................................      489       489       489
    Loss on retirement of assets.................       10       113         1
  Changes in operating accounts:
    Due from Marriott International, Inc.........     (426)    1,742    (1,106)
    Accounts payable and accrued expenses........       61        15       (59)
    Due to Marriott International, Inc...........      123    (3,286)    2,374
                                                  --------  --------  --------
      Cash provided by operations................   27,008    20,895    22,688
                                                  --------  --------  --------
INVESTING ACTIVITIES
  Additions to property and equipment............   (5,565)   (6,542)   (3,427)
  Change in property improvement funds...........   (1,341)      147    (2,807)
  Distributions from Santa Clara Partnership.....    1,369     1,317     1,210
  Additions to restricted cash reserve...........   (6,346)   (2,847)      --
                                                  --------  --------  --------
      Cash used in investing activities..........  (11,883)   (7,925)   (5,024)
                                                  --------  --------  --------
FINANCING ACTIVITIES
  Capital distributions..........................  (11,288)  (11,345)  (11,726)
  Payments received on investor notes
   receivable....................................      --        --         31
                                                  --------  --------  --------
      Cash used in financing activities..........  (11,288)  (11,345)  (11,695)
                                                  --------  --------  --------
INCREASE IN CASH AND CASH EQUIVALENTS............    3,837     1,625     5,969
CASH AND CASH EQUIVALENTS at beginning of
 period..........................................   17,764    16,139    10,170
                                                  --------  --------  --------
CASH AND CASH EQUIVALENTS at end of period....... $ 21,601  $ 17,764  $ 16,139
                                                  ========  ========  ========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
  Cash paid for mortgage interest................ $ 17,267  $ 17,361  $ 17,267
                                                  ========  ========  ========


   The accompanying notes are an integral part of these financial statements.

               MARRIOTT HOTEL PROPERTIES II LIMITED PARTNERSHIP
                         NOTES TO FINANCIAL STATEMENTS
                          DECEMBER 31, 1995 AND 1994

NOTE 1. THE PARTNERSHIP

 Description of the Partnership

  Marriott Hotel Properties II Limited Partnership (the "Partnership"), a Delaware limited partnership, was formed in 1989 to acquire, own and operate
(i) the 1,290-room New Orleans Marriott Hotel and underlying land in New Orleans, Louisiana (the "New Orleans Hotel"); (ii) the 999-room Marriott Rivercenter Hotel in San Antonio, Texas (the "San Antonio Hotel"); (iii) the 368-room Bishop Ranch Marriott Hotel in San Ramon, California (the "San Ramon Hotel"); (collectively, the "Hotels") and (iv) a 50% limited partnership interest in the Santa Clara Marriott Hotel Limited Partnership (the "Santa Clara Partnership"), a Delaware limited partnership, which owns the 754-room Santa Clara Marriott Hotel in Santa Clara, California (the "Santa Clara Hotel"). The remaining 50% interest in the Santa Clara Partnership is owned by Marriott MHP Two Corporation (the "General Partner") with a 1% interest, and HMH Properties, Inc., a wholly-owned indirect subsidiary of Host Marriott as defined below, with a 49% limited partner interest.

  On October 8, 1993, Marriott Corporation's operations were divided into two separate companies: Host Marriott Corporation and Marriott International, Inc. ("MII"). On December 29, 1995, Host Marriott Corporation's operations were divided into two separate companies: Host Marriott Corporation ("Host Marriott") and Host Marriott Services Corporation. The sole general partner of the Partnership, with a 1% interest, is Marriott MHP Two Corporation, a Delaware corporation and a wholly-owned subsidiary of Host Marriott. The General Partner made a capital contribution of $752,525 for its 1% general partnership interest. On March 20, 1989 (the "Closing Date"), 745 limited partnership interests (the "Units"), representing a 99% interest in the Partnership, were sold in a private placement for a total capitalization of $74,500,000. The offering price per unit was $100,000, payable in three annual installments ending June 1, 1991 (the "Investor Notes"), or as an alternative, $89,247 in cash at closing as full payment of the subscription price. On the Closing Date, the Partnership executed a purchase agreement (the "Purchase Agreement") with Host Marriott, to acquire the Hotels and the 50% limited partnership interest in the Santa Clara Partnership for $319.5 million. Of the total purchase price, $222.5 million was paid from proceeds of a variable rate mortgage loan received from commercial banks and secured by the Hotels, $43.4 million was evidenced by a promissory note payable to Host Marriott (the "Deferred Purchase Note"), $43.5 million was paid from a cash distribution by the Santa Clara Partnership and the remainder from the sale of the Units. The principal outstanding on the Deferred Purchase Note was fully repaid in 1991 with the proceeds of the Investor Notes.

  The New Orleans and San Antonio Hotels and the limited partnership interest in the Santa Clara Partnership were conveyed to the Partnership on the Closing Date with the San Ramon Hotel being conveyed upon completion of its construction on May 31, 1989. The Hotels and the Santa Clara Hotel are managed by MII (the "Manager") under long-term management agreements.

 Partnership Allocations and Distributions

  Pursuant to the terms of the Partnership agreement, Partnership allocations, for Federal income tax purposes, and distributions are generally made as follows:

    a. Cash available for distribution is distributed for each fiscal year semi-annually as follows: (i) 100% to the limited partners until the limited partners have received with respect to such fiscal year a non-cumulative 10% preferred distribution on their Invested Capital, as defined; (ii) 100% to the General Partner until the General Partner has received an amount equal to 1/99th of the amount distributed to the limited partners; (iii) 1% to the General Partner and 99% to the limited partners until such time as the limited partners have received the 15% Preferred Distribution, as defined, plus $50,000 per Unit, payable only from Capital Receipts, as defined to the extent available after the payment of the 15% Preferred Distribution; and (iv) thereafter, 20% to the General Partner and 80% to the limited partners.

               MARRIOTT HOTEL PROPERTIES II LIMITED PARTNERSHIP
                   NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                           DECEMBER 31, 1995 AND 1994

    b. Refinancing and sales proceeds ("Capital Receipts") available for distribution to the partners are distributed as follows: (i) 1% to the General Partner and 99% to the limited partners until the limited partners have received cumulative distributions from Capital Receipts equal to the 15% Preferred Distribution plus $100,000 per Unit; and (ii) 20% to the General Partner and 80% to the limited partners.

    c. Net profits generally are allocated to the partners in proportion to the distributions of cash available for distribution.

    d. Net losses generally are allocated 75% to the General Partner and 25% to the limited partners.

    e. Gains recognized by the Partnership are allocated in the following order of priority: (i) to all partners with negative capital balances in the ratio of such negative balances until such negative balances are eliminated; (ii) to all partners up to the amount necessary to bring the limited partners' capital account balances to an amount equal to the limited partners' 15% Preferred Distribution plus the limited partners' Invested Capital and to bring the General Partner's capital account balance to an amount equal to 1/99th of the capital account balance of the limited partners; and (iii) 20% to the General Partner and 80% to the limited partners.

  For financial reporting purposes, profits and losses are generally allocated among the partners based on their stated interests in cash available for distribution.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Accounting

  The Partnership records are maintained on the accrual basis of accounting and its fiscal year coincides with the calendar year.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenues and Expenses

  Revenues represent house profit from the Partnership's Hotels because the Partnership has delegated substantially all of the operating decisions related to the generation of house profit from the Hotels to the Manager. House profit reflects net revenues flowing to the Partnership as property owner and represents gross hotel sales less property-level expenses, excluding depreciation and amortization, base and incentive management fees, real and personal property taxes, ground and equipment rent, insurance and certain other costs, which are disclosed separately in the statement of operations.

 Working Capital and Supplies

  Pursuant to the terms of the Partnership's management agreement discussed in
Note 9, the Partnership is required to provide the Manager with working capital and supplies to meet the operating needs of the Hotels. The Manager converts cash advanced by the Partnership into other forms of working capital consisting primarily of operating cash, inventories, and trade receivables and payables which are maintained and controlled by the Manager. Upon the termination of the management agreement, the Manager is required to convert working capital and supplies into cash and return it to the Partnership. As a result of these conditions, the individual components of working capital and supplies controlled by the Manager are not reflected in the accompanying balance sheet.

               MARRIOTT HOTEL PROPERTIES II LIMITED PARTNERSHIP
                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                          DECEMBER 31, 1995 AND 1994

 Property and Equipment

  Property and equipment is recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives as follows:

       Land improvements.........................................       40 years
       Building and improvements................................. 30 to 40 years
       Leasehold improvements.................................... 40 to 50 years
       Furniture and equipment...................................  3 to 10 years

  All property and equipment is pledged as security against the mortgage debt described in Note 7. The Partnership periodically assesses impairment of its property and equipment based on whether it is probable that undiscounted cash flows from each individual property will be less than such property's net book value.

 Deferred Financing and Organization Costs

  Deferred financing and organization costs consist of loan fees and legal and accounting costs incurred in connection with obtaining Partnership financing and the formation of the Partnership. Financing costs are amortized using the straight-line method over the seven year loan term and organization costs are amortized using the straight-line method over five years. At December 31, 1995 and 1994, accumulated amortization of deferred financing and organization costs totalled $3,166,000 and $2,812,000, respectively.

 Restricted Cash Reserve

  A restricted cash reserve consisting of funds generated in excess of an annual 17.5% return on partners invested capital, as defined, has been established in an escrow account maintained by the lender. Deposits are made in conjunction with the bi-annual distributions to the limited partners. These funds will be applied to the principal balance of the mortgage loan upon maturity of the loan in 1996 or upon earlier prepayment at the Partnership's option. As of December 31, 1995 and 1994, the balance in the reserve was $9,193,000 and $2,847,000, respectively.

 Cash and Cash Equivalents

  The Partnership considers all highly liquid investments with a maturity of three months or less at date of purchase to be cash equivalents.

 Investment in Santa Clara Partnership

  The Partnership's earnings from the Santa Clara Partnership are recorded based on the equity method of accounting. Equity in earnings from the Santa Clara Partnership includes 100% of the interest expense related to the debt incurred by the Santa Clara Partnership, the proceeds of which were distributed to the Partnership. The $28.4 million excess of the purchase price of the Santa Clara Partnership interest over the Partnership's proportionate share of the net book value of the assets acquired is being amortized over the related remaining lives of those assets. Amortization is included in Equity in Income/(Losses) of Santa Clara Partnership in the accompanying statement of operations. At December 31, 1995 and 1994, accumulated amortization of the excess purchase price of the Santa Clara investment was $10,095,000 and $9,383,000, respectively.

  Prior to December 31, 1995, the Partnership is required to make capital contributions to the Santa Clara Partnership if Santa Clara's debt service is greater than its cash available for debt service, as defined. After December 31, 1995, capital contributions are required by the Partnership if Santa Clara's debt service exceeds 50% of its cash available for debt service. No capital contributions have been required as of December 31, 1995.

 Interest Rate Swap Agreements

  The Partnership is a party to an interest rate swap agreement to reduce the Partnership's exposure to floating interest rates. The Partnership accounts for the swap agreement as a hedge of an obligation to pay floating rates of interest and accordingly, records interest expense based upon its payment obligation at a fixed interest rate.

               MARRIOTT HOTEL PROPERTIES II LIMITED PARTNERSHIP
                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                          DECEMBER 31, 1995 AND 1994

 Income Taxes

  Provision for Federal and state income taxes has not been made in the accompanying financial statements since the Partnership does not pay income taxes but rather allocates its profits and losses to the individual partners. Significant differences exist between the net income for financial reporting purposes and the net income as reported in the Partnership's tax return. These differences are due primarily to the use, for income tax purposes, of accelerated depreciation methods and shorter depreciable lives of the assets and differences in the timing of recognition of incentive management fee expense. As a result of these differences, the excess of the net assets reported in the accompanying financial statements over the tax basis in net Partnership assets is $38,000 and $4,023,000 as of December 31, 1995 and 1994, respectively. The difference in 1995 is significantly less than 1994 due primarily to greater book depreciation compared to tax depreciation in 1995.

 New Statements of Financial Accounting Standards

  The Partnership is required to adopt Statements of Financial Accounting Standards ("SFAS") No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" no later than its year ending December 31, 1996. The Partnership does not expect that the adoption of SFAS No. 121 will have a material effect on its financial statements.

NOTE 3. REVENUES

  Partnership revenues consist of the Hotels' operating results for the three years ended December 31 (in thousands):

                                                       1995     1994     1993
                                                     -------- -------- --------
HOTEL SALES
  Rooms............................................. $ 93,292 $ 88,436 $ 84,997
  Food and beverage.................................   42,198   37,972   39,763
  Other.............................................    7,215    6,548    6,089
                                                     -------- -------- --------
                                                      142,705  132,956  130,849
                                                     -------- -------- --------
HOTEL EXPENSES
  Departmental direct costs
    Rooms...........................................   18,416   17,490   16,714
    Food and beverage...............................   28,975   26,338   27,178
  Other hotel operating expenses....................   31,312   30,425   29,954
                                                     -------- -------- --------
                                                       78,703   74,253   73,846
                                                     -------- -------- --------
REVENUES............................................ $ 64,002 $ 58,703 $ 57,003
                                                     ======== ======== ========

NOTE 4. PROPERTY AND EQUIPMENT

  Property and equipment consists of the following as of December 31 (in thousands):

                                                               1995      1994
                                                             --------  --------
Land and improvements....................................... $ 17,091  $ 17,091
Building and improvements...................................  105,374   105,318
Leasehold improvements......................................  108,848   107,345
Furniture and equipment.....................................   55,335    51,772
                                                             --------  --------
                                                              286,648   281,526
Less accumulated depreciation...............................  (82,658)  (69,715)
                                                             --------  --------
                                                             $203,990  $211,811
                                                             ========  ========

                MARRIOTT HOTEL PROPERTIES II LIMITED PARTNERSHIP
                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                          DECEMBER 31, 1995 AND 1994

NOTE 5. ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

  The estimated fair values of financial instruments are shown below. The fair values of financial instruments not included in this table are estimated to be equal to their carrying amounts.

                               AS OF DECEMBER 31, 1995  AS OF DECEMBER 31, 1994
                               ------------------------ ------------------------
                                            ESTIMATED                ESTIMATED
                                CARRYING       FAIR      CARRYING       FAIR
                                 AMOUNT       VALUE       AMOUNT       VALUE
                               ----------- ------------ ----------- ------------
                                    (IN THOUSANDS)           (IN THOUSANDS)
DEBT AND OTHER LIABILITIES
Mortgage debt................  $   222,500 $   222,500  $   222,500 $   222,500
Incentive management fees due
 to Marriott International,
 Inc. .......................  $     2,164 $        92  $     1,703 $         0
OTHER FINANCIAL INSTRUMENTS
Loss on interest rate swap
 ($222,500,000 notional
 amount).....................  $         0 $       581  $         0 $     2,600

  The 1995 estimated fair value of mortgage debt obligations are based on their carrying value as the debt matures on March 21, 1996, and the General Partner believes refinancing is likely, as discussed in Note 7. Incentive management fees due are valued based on the expected future payments from operating cash flow discounted at risk adjusted rates.

  The fair value of the interest rate swap agreement is based on the estimated amount the Partnership would pay to terminate the agreement.

NOTE 6. SANTA CLARA PARTNERSHIP

  Summarized financial information for the Santa Clara Partnership is as follows:

                                                       DECEMBER 31, DECEMBER 31,
                                                           1995         1994
                                                       ------------ ------------
BALANCE SHEET
Property and equipment................................   $ 28,406     $ 29,133
Due from Marriott International, Inc. ................      1,976        1,855
Other assets..........................................      1,614        1,762
Cash and cash equivalents.............................      1,614        1,216
                                                         --------     --------
  Total Assets........................................   $ 33,610     $ 33,966
                                                         ========     ========
Mortgage debt.........................................   $ 43,500     $ 43,500
Due to Marriott International, Inc....................      1,086          468
Accounts payable and accrued expenses.................        117          132
Partners' Deficit.....................................    (11,093)     (10,134)
                                                         --------     --------
  Total Liabilities and Partners' Deficit.............   $ 33,610     $ 33,966
                                                         ========     ========

                                                             FOR THE YEARS
                                                          ENDED DECEMBER 31,
                                                        -----------------------
                                                         1995    1994    1993
                                                        ------- ------- -------
STATEMENT OF OPERATIONS
REVENUES............................................... $14,516 $12,131 $11,203
                                                        ------- ------- -------
OPERATING COSTS AND EXPENSES
  Depreciation and amortization........................   2,765   2,359   2,291
  Interest.............................................   3,063   2,295   1,809
  Incentive management fees............................   2,175   1,761   1,577
  Base management fees.................................   1,079     967     906
  Property taxes.......................................     508     501     506
  Ground rent, insurance and other.....................     201     270     264
                                                        ------- ------- -------
                                                          9,791   8,153   7,353
                                                        ------- ------- -------
NET INCOME............................................. $ 4,725 $ 3,978 $ 3,850
                                                        ======= ======= =======

                                      12

               MARRIOTT HOTEL PROPERTIES II LIMITED PARTNERSHIP
                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                          DECEMBER 31, 1995 AND 1994

NOTE 7. DEBT

 Mortgage Debt

  The Partnership borrowed $222.5 million pursuant to the terms of a variable rate mortgage loan (the "Mortgage Debt") to finance the acquisition of the Hotels. The Mortgage Debt is non-recourse to the Partnership and is secured by a first mortgage on each of the Hotels including furniture, fixtures and equipment, contracts and other intangibles and an assignment of the Partnership's rights under the Management and Purchase Agreements.

  At the option of the Partnership, the Mortgage Debt provided for interest rate options which are tied to a Eurodollar rate, an adjusted CD rate or the fluctuating corporate base rate. For Eurodollar or CD elections, the Partnership pays the applicable rate plus an increment equal to 0.9 percentage points. In April 1992, the Partnership entered into an interest rate swap agreement for the Mortgage Debt with the primary lender to effectively fix the interest rate on the Mortgage Debt at 7.8% per annum from May 1992 through loan maturity. The Partnership does not anticipate nonperformance by the lender. The Partnership's obligations under the swap agreement are secured by a pledge of collateral by the General Partner. The weighted average interest rate on the Mortgage Debt for the three years in the period ended December 31, 1995 was 7.8%. The Mortgage Debt matures March 21, 1996. Although no agreement has been reached with a lender, the General Partner has had several discussions with lenders and believes that it will be able to refinance the loan at maturity. However, if the Partnership is not successful in refinancing the loan, repayment of the Mortgage Debt could only be made through the sale of the Hotels.

  In March of 1994, the Partnership established a reserve with the mortgage lender which eliminates any potential conflict under the loan agreement resulting from the October 8, 1993 division of Marriott Corporation's operations into two separate companies. Under an agreement reached among the Partnership, the Manager and the lender, the Partnership will deposit funds generated in excess of an annual 17.5% return on invested capital into an escrow account maintained by the lender in conjunction with the bi-annual distributions to the limited partners. Such funds could be applied to the principal balance of the Mortgage Debt upon maturity of the loan in 1996 or upon an earlier prepayment at the Partnership's option. The balance in the reserve as of December 31, 1995 and December 31, 1994, maintained by the primary lender, is $9,193,000 and $2,847,000, respectively.

 Debt Guarantees

  Host Marriott provided an unconditional debt service guarantee to the lenders of up to $22.8 million to cover shortfalls in principal and interest payments due under the Mortgage Debt. In accordance with the terms of the debt service guarantee, Host Marriott was released from this obligation as of December 31, 1992, as a result of the Partnership's debt service coverage, as defined, exceeding 1.20 for a specified time period. There were no amounts advanced to the Partnership under the debt service guarantee. The General Partner has also guaranteed that in the event of a foreclosure of the Hotels, proceeds to the lender will be at least $40 million.

NOTE 8. LAND LEASES

  The San Antonio and San Ramon Hotels are located on sites with ground leases from unrelated third parties. The initial lease terms expire in 2013 and 2014, respectively. The Partnership is obligated to pay annual rent equal to the greater of a minimum rent or a percentage rent and has the option to extend the terms for up to five successive ten-year terms each. Ground rent on the San Antonio Hotel is equal to the greater of $700,000 or 3.5% of annual gross room sales. Ground rent on the San Ramon Hotel is equal to the greater of $350,000 or 3% of annual gross sales for the first five years. San Ramon's minimum rent will be adjusted upward every five

               MARRIOTT HOTEL PROPERTIES II LIMITED PARTNERSHIP
                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                          DECEMBER 31, 1995 AND 1994

years, beginning in 1989, to an amount equal to 75% of the average rent paid during the three years immediately preceding the applicable five-year period. Ground rent expense for the San Antonio and San Ramon Hotels totalled $1,879,000, $1,746,000 and $1,762,000, for the years ended December 31, 1995,
1994, and 1993, respectively.

  Future minimum annual rental commitments for all land leases entered into by the Partnership, as described above, are as follows (in thousands):

       FISCAL YEAR                                                   LAND LEASES
       -----------                                                   -----------
        1996........................................................   $ 1,050
        1997........................................................     1,050
        1998........................................................     1,050
        1999........................................................     1,050
        2000........................................................     1,050
      Thereafter....................................................    14,000
                                                                       -------
      Total Minimum Lease Payments..................................   $19,250
                                                                       =======

NOTE 9. MANAGEMENT AGREEMENTS

  The Partnership entered into long-term hotel management agreements (the "Management Agreements") with the Manager to manage the Hotels as part of the Marriott International, Inc. full-service hotel system. The Management Agreements for each Hotel have an initial term expiring on December 31, 2008. The Manager has the option to renew the Management Agreements for up to four additional 10-year terms. The Manager also manages the Santa Clara Hotel on behalf of the Santa Clara Partnership. The Manager is paid a base management fee equal to 3% of gross hotel sales. Base management fees paid in 1995, 1994 and 1993 were $4,281,000, $3,989,000 and $3,926,000, respectively.

  In addition, the Manager is entitled to an incentive management fee equal to 20% of such Hotel's Operating Profit, as defined. The incentive management fee with respect to each Hotel is payable only out of 55% of each Hotel's operating profit after the Partnership's payment or retention for such fiscal year of the following: (i) the Ground Rent, if any, with respect to such Hotel; (ii) the Qualifying Debt Service, as defined, with respect to such Hotel; (iii) such Hotel's Pro-Rata Share of Total Mortgage Debt Service Shortfall, as defined, if any, with respect to all Hotels; (iv) the Partnership's non-cumulative 10% Priority Return on the Adjusted Contributed Capital, as defined, with respect to such Hotel; (v) through December 31, 1991, such Hotel's Pro-Rata Share of Total Equity Priority Shortfall, if any, with respect to all Hotels; and (vi) through December 31, 1992, such Hotel's pro-rata share of required repayments of any outstanding advances and accrued interest thereon under the Debt Service Guarantee.

  Through 1991, the Manager was not entitled to accrue any unpaid incentive management fees. Beginning in 1992, unpaid incentive management fees are accrued without interest and are paid from cash flow available for incentive management fees following payment of any then current incentive management fees. Incentive management fees earned for the years ended December 31, 1995, 1994, and 1993 were $9,412,000, $8,507,000 and $8,200,000, respectively.
Deferred incentive management fees as of December 31, 1995 and 1994 were $2,164,000 and $1,703,000, respectively.

  Pursuant to the terms of the Management Agreements, the Manager is required to furnish the Hotels with certain services ("Chain Services") which are generally provided on a central or regional basis to all hotels in the Marriott full-service hotel system. Chain services include central training, advertising and promotion, a

               MARRIOTT HOTEL PROPERTIES II LIMITED PARTNERSHIP
                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)
                          DECEMBER 31, 1995 AND 1994

national reservations system, computerized payroll and accounting services, and such additional services as needed which may be more efficiently performed on a centralized basis. Costs and expenses incurred in providing such services are allocated among all domestic full-service hotels managed, owned or leased by the Manager or its subsidiaries. In addition, the Hotels also participate in the Manager's Honored Guest Awards Program ("HGA"). The cost of this program is charged to all hotels in the Marriott full-service hotel system based upon the HGA sales at each hotel. The total amount of Chain Services and HGA costs charged to the Partnership for the years ended December 31, 1995, 1994 and 1993 was $5,151,000, $4,448,000 and $3,497,000, respectively.

  The Management Agreements provide for the establishment of a property improvement fund for each Hotel to cover the cost of certain non-routine repairs and maintenance to the Hotels which are normally capitalized and the cost of replacements and renewals to the Hotels' property and improvements. Contributions to the property improvement fund are based on a percentage of gross sales. In the case of the San Antonio Hotel, contributions to the property improvement fund were 4% in 1991 through 1998 and 5% thereafter. Contributions to the property improvement fund for the San Ramon Hotel were 4% in 1994 through 1998 and 5% in 1999 and thereafter. Contributions to the property improvement fund for the New Orleans Hotel are 5% each year. Total contributions to the property improvement fund for the years ended December 31, 1995 and 1994 were $6,342,000 and $5,935,000, respectively.

  Pursuant to the terms of the Management Agreements, the Partnership is required to provide the Manager with working capital and supplies to meet the operating needs of the Hotels. The Manager converts cash advanced by the Partnership into other forms of working capital consisting primarily of operating cash, inventories, and trade receivables and payables which are maintained and controlled by the Manager. Upon termination of any of the Management Agreements, the working capital and supplies of the related Hotel will be returned to the Partnership. The individual components of working capital and supplies controlled by the Manager are not reflected in the Partnership's balance sheet. As of December 31, 1995 and 1994, $6,633,000 has been advanced to the Manager for working capital and supplies which is included in Due from Marriott International, Inc. The supplies advanced to the Manager are recorded at their estimated net realizable value. At December 31, 1995 and 1994, accumulated amortization related to the revaluation of these supplies totalled $844,000.

NOTE 10. SUBSEQUENT EVENT

  On March 21, 1996, the Mortgage Debt matured. An extension between the Partnership and the current lenders was entered into and extends the maturity date for an additional six months until an agreement can be reached with another lender. The General Partner has had several discussions with lenders and believes that it will be able to refinance the loan before the end of the six month extension. Under the terms of the extension, interest accrues at the London interbank offered rate ("LIBOR") plus 187.5 basis points for the first three months and LIBOR plus 225 basis points for the second three months. No principal amortization is required during the extension. In addition, the Partnership applied the $9.2 million accumulated in the primary lender reserve to the principal balance and deposited $19.1 into the reserve. This deposit represents the total General Partner reserve through December 31, 1995 ($16.8 million) and cash flow from the Partnership for the first two periods of 1996 ($2.3 million). Going forward, the Partnership will be required to deposit into the reserve all cash flow from the Partnership's Hotels plus the Partnership's cash flow from the Santa Clara Partnership, net of $500,000 per period, debt service and current incentive management fees paid. The $500,000 will be deposited into a separate expense reserve which will be used by the Partnership to fund administrative and refinancing costs and any owner funded capital expenditures of the Partnership, as well as the Partnership's share of any such costs incurred by the Santa Clara Partnership in the six month extension period. In connection with the contemplated refinancing of the mortgage debt, the General Partner may use funds in the reserve accounts for costs and expenses associated with the refinancing, to pay down principal, to establish escrow accounts (if required), or for distribution to the limited partners.

                MARRIOTT HOTEL PROPERTIES II LIMITED PARTNERSHIP
                       CONDENSED STATEMENTS OF OPERATIONS
                                  (Unaudited)
                    (in thousands, except per Unit amounts)

                                                         Twelve Weeks Ended
                                                   -----------------------------
                                                     March 22,        March 24,
                                                       1996             1995
                                                   -------------   -------------

REVENUES.........................................  $      17,044   $      17,208
                                                   -------------   -------------

OPERATING COSTS AND EXPENSES
 Interest expense................................          4,010           4,050
 Depreciation and amortization...................          2,890           2,890
 Incentive management fees.......................          2,552           2,612
 Property taxes..................................          1,298           1,283
 Base management fees............................          1,080           1,071
 Ground rent, insurance and other................            241             393
                                                   -------------   -------------
                                                          12,071          12,299
                                                   -------------   -------------
INCOME BEFORE EQUITY IN INCOME OF
 SANTA CLARA PARTNERSHIP.........................          4,973           4,909

EQUITY IN INCOME OF SANTA CLARA PARTNERSHIP......            347             173
                                                   -------------   -------------

NET INCOME.......................................  $       5,320   $       5,082
                                                   =============   =============

ALLOCATION OF NET INCOME
 General Partner.................................  $          53   $          51
 Limited Partners................................          5,267           5,031
                                                   -------------   -------------

                                                   $       5,320   $       5,082
                                                   =============   =============

NET INCOME PER LIMITED PARTNER UNIT (745 Units)..  $       7,070   $       6,753
                                                   =============   =============



                  See Notes to Condensed Financial Statements.

                MARRIOTT HOTEL PROPERTIES II LIMITED PARTNERSHIP
                            CONDENSED BALANCE SHEETS
                                  (Unaudited)
                                 (in thousands)


                                                     March 22,      December 31,
                                                       1996            1995
                                                   -------------   -------------
ASSETS

 Property and equipment, net.....................  $     203,098   $     203,990
 Due from Marriott International, Inc............         10,963           7,275
 Property improvement fund.......................         11,696          11,940
 Deferred financing and organization costs, net..              1             114
 Restricted cash reserve.........................          9,280           9,193
 Cash and cash equivalents.......................         25,830          21,601
                                                   -------------   -------------

                                                   $     260,868   $     254,113
                                                   =============   =============

LIABILITIES AND PARTNERS' CAPITAL


LIABILITIES
 Mortgage debt..................................   $     222,500   $     222,500
 Due to Marriott International, Inc.............           3,424           2,615
 Investment in Santa Clara Partnership..........           8,870           8,244
 Accounts payable and accrued expenses..........             433             433
                                                   -------------   -------------

  Total Liabilities.............................         235,227         233,792
                                                   -------------   -------------

PARTNERS' CAPITAL
 General Partner................................             401             348
 Limited Partners...............................          25,240          19,973
                                                   -------------   -------------

  Total Partners' Capital.......................          25,641          20,321
                                                   -------------   -------------

                                                   $     260,868   $     254,113
                                                   =============   =============









                  See Notes to Condensed Financial Statements.

                MARRIOTT HOTEL PROPERTIES II LIMITED PARTNERSHIP
                       CONDENSED STATEMENTS OF CASH FLOWS
                                  (Unaudited)
                                 (in thousands)


                                                       Twelve Weeks Ended
                                                  -----------------------------
                                                     March 22,       March 24,
                                                       1996             1995
                                                  -------------   -------------
OPERATING ACTIVITIES
 Net income...................................    $       5,320   $       5,082
 Noncash items................................            2,705           2,920
 Change in operating accounts.................           (2,928)         (1,938)
                                                  -------------   -------------

     Cash provided by operations..............            5,097           6,064
                                                  -------------   -------------

INVESTING ACTIVITIES
 Additions to property and equipment..........           (1,998)         (2,762)
 Distributions from Santa Clara Partnership...              973              --
 Change in property improvement funds.........              244           1,024
 Additions to restricted cash reserve.........              (87)             --
                                                  -------------   -------------

     Cash used in investing activities........             (868)         (1,738)
                                                  -------------   -------------

INCREASE IN CASH AND CASH EQUIVALENTS.........            4,229           4,326

CASH AND CASH EQUIVALENTS at beginning of
 period.......................................           21,601          17,764
                                                  -------------   -------------

CASH AND CASH EQUIVALENTS at end of period....    $      25,830   $      22,090
                                                  =============   =============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION
 Cash paid for mortgage interest..............    $       3,937   $       2,846
                                                  =============   =============











                  See Notes to Condensed Financial Statements.

                MARRIOTT HOTEL PROPERTIES II LIMITED PARTNERSHIP
                    NOTES TO CONDENSED FINANCIAL STATEMENTS
                                  (Unaudited)

1. The accompanying condensed financial statements have been prepared by Marriott Hotel Properties II Limited Partnership (the "Partnership") without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with generally accepted accounting principles have been condensed or omitted from the accompanying statements. The Partnership believes the disclosures made are adequate to make the information presented not misleading. However, the condensed financial statements should be read in conjunction with the Partnership's financial statements and notes thereto for the fiscal year ended December 31, 1995 which are included in the Partnership's Form 10 registration statement filed with the Securities and Exchange Commission on April 17, 1996.

   In the opinion of the Partnership, the accompanying condensed unaudited financial statements reflect all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position of the Partnership as of March 22, 1996 and December 31, 1995, the results of operations for the twelve weeks ended March 22, 1996 and March 24, 1995, and cash flows for the twelve weeks ended March 22, 1996 and March 24, 1995. Interim results are not necessarily indicative of fiscal year performance because of seasonal and short-term variations.

2. The Partnership owns the New Orleans, San Antonio Rivercenter and San Ramon Marriott Hotels (the "Hotels"). In addition, the Partnership owns a 50% limited partnership interest in the Santa Clara Marriott Hotel Limited Partnership (the "Santa Clara Partnership") which owns the Santa Clara Marriott Hotel (the "Santa Clara Hotel"). The Partnership's income from the Santa Clara Partnership is reported as Equity in Income of the Santa Clara Partnership. In arriving at equity in income from the Santa Clara Partnership, the Partnership is allocated 100% of the interest expense related to the debt incurred to purchase the Santa Clara Partnership interest. Summarized financial information for the Santa Clara Partnership is presented in Note 5 below.

3. For financial reporting purposes, net profits and net losses of the Partnership are allocated 99% to the Limited Partners and 1% to the General Partner. Significant differences exist between the net profits and net losses for financial reporting purposes and the net profits and net losses reported for Federal income tax purposes. These differences are due primarily to the use, for income tax purposes, of accelerated depreciation methods and shorter depreciable lives of the assets and differences in the timing of recognition of incentive management fee expense.

4. Partnership revenues consist of the Hotels' operating results for the twelve weeks ended (in thousands):


                                                        Twelve Weeks Ended
                                                   -----------------------------
                                                     March 22,       March 24,
                                                       1996            1995
                                                   -------------   -------------
HOTEL REVENUES
 Rooms...........................                  $      23,515   $      23,431
 Food and beverage...............                         10,394          10,350
 Other...........................                          2,091           1,931
                                                   -------------   -------------
                                                          36,000          35,712
                                                   -------------   -------------
HOTEL EXPENSES
 Departmental direct costs
 Rooms...........................                          4,305           4,345
 Food and beverage...............                          7,051           6,733
 Other hotel operating expenses..                          7,600           7,426
                                                   -------------   -------------
                                                          18,956          18,504
                                                   -------------   -------------
REVENUES.........................                  $      17,044   $      17,208
                                                   =============   =============

5. Summarized financial information for the Santa Clara Partnership is as follows:


                                                        Twelve Weeks Ended
                                                  -----------------------------
                                                    March 22,        March 24,
                                                      1996             1995
                                                  -------------   -------------
                                                         (in thousands)

Statement of Operations
- -----------------------

REVENUES....................................      $       4,119   $       3,385
                                                  -------------   -------------

OPERATING COSTS AND EXPENSES
  Interest expense..........................                643             731
  Depreciation and amortization.............                623             623
  Incentive management fees.................                627             509
  Base management fees......................                283             247
  Property taxes............................                116             117
  Ground rent, insurance and other..........                 69              61
                                                  -------------   -------------
                                                          2,361           2,288
                                                  -------------   -------------

 NET INCOME                                       $       1,758   $       1,097
                                                  =============   =============

                                                    March 22,      December 31,
                                                      1996            1995
                                                  -------------   -------------
                                                         (in thousands)
Balance Sheet
- -------------

Property and equipment, net.................      $      29,239   $      28,406
Other assets................................              3,742           3,590
Cash and cash equivalents...................                235           1,614
                                                  -------------   -------------

   Total Assets.............................      $      33,216   $      33,610
                                                  =============   =============

Mortgage debt...............................      $      43,500   $      43,500
Due to Marriott International, Inc..........              1,221           1,086
Accounts payable and accrued expenses.......                123             117
Partners' deficit...........................            (11,628)        (11,093)
                                                  -------------   -------------

   Total Liabilities and Partners' Deficit..      $      33,216   $      33,610
                                                  =============   =============


6. On March 21, 1996, the Mortgage Debt matured. An extension was entered into between the Partnership and the current lenders that extends the maturity date for an additional six months until an agreement can be reached with another lender. The General Partner has had several discussions with lenders and believes that it will be able to refinance the loan before the end of the six month extension. Under the terms of the extension, interest accrues at the London interbank offered rate ("LIBOR") plus 187.5 basis points for the first three months and LIBOR plus 225 basis points for the second three months. No principal amortization is required during the extension. Under the terms of the extension, the Partnership applied the $9.2 million accumulated in the primary lender reserve account to pay down the principal balance of the Mortgage Debt to $213.3 million and deposited $19.1 million into the primary lender reserve account. The deposit represented the balance ($16.8 million) from the reserve account previously established by the General Partner in 1992 and cash flow from the Partnership for the first two periods of 1996 ($2.3 million). Such payments were made subsequent to the close of the first quarter. During the extension period, the

   Partnership also is required to deposit into the primary lender reserve account all cash flow from the Partnership's Hotels plus all the Partnership's cash flow from the Santa Clara Partnership, net of (i) $500,000 per accounting period, (ii) debt service and (iii) current incentive management fees paid. The $500,000 per accounting period will be deposited into a separate expense reserve account which will be used by the Partnership to fund administrative expenses and refinancing costs, any owner-funded capital expenditures of the Partnership, as well as the Partnership's share of any such costs incurred by the Santa Clara Partnership in the six month extension period. In connection with the contemplated refinancing of the Mortgage Debt, the General Partner may use funds in the reserve accounts for costs and expenses associated with the refinancing, to pay down principal, to establish escrow accounts (if required), or for distribution to the limited partners.

7. In the first quarter of 1996, the Partnership adopted Statement of Financial Accounting Standards ("SFAS") No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". Adoption of SFAS No. 121 did not have a material effect on its financial statements.

                  HOST MARRIOTT CORPORATION AND SUBSIDIARIES
                PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA


  The Unaudited Pro Forma Condensed Consolidated Statements of Operations of the Company reflect the following transactions for the twelve weeks ended March 22, 1996 and the fiscal year ended December 29, 1995, as if such transactions had been completed at the beginning of each period:

  * 1996 acquisition of a controlling interest in the Marriott Hotel Properties II Limited Partnership ("MHP II")
  * 1996 acquisition of controlling interests in the San Diego Marriott Hotel and Marina and the Pittsburgh Hyatt Regency
  *  1996 acquisition of three full-service hotels
  * 1996 acquisition of an 83% interest in the mortgage loans secured by the Newport Beach Marriott Suites
  *  1996 sale/leaseback of 16 Courtyard properties
  *  1996 sale/leaseback of 18 Residence Inns
  * 1995 acquisition of eight full-service hotel properties (see discussion below)
  *  1995 sale/leaseback of 37 Courtyard properties
  *  1995 sale of the Company's remaining four Fairfield Inns
  *  May 1995 Debt Offering
  *  December 1995 Debt Offering

  The Unaudited Pro Forma Condensed Consolidated Balance Sheet of the Company reflects the third quarter 1996 acquisition of a controlling interest in MHP II, the second quarter 1996 acquisition of two full-service properties and a controlling interest in the Pittsburgh Hyatt Regency, the sale and leaseback of 13 Courtyard properties and 13 Residence Inns, and the issuance of 31.6 million shares of common stock for net proceeds of approximately $399 million, as if such transactions had been completed on March 22, 1996.

  During the second quarter of 1996, the Company acquired the Dulles Marriott Suites, the Oklahoma City Marriott and a controlling interest in the Pittsburgh Hyatt Regency. Also during the second quarter, the Company completed the sale and leaseback of 13 Courtyard properties and 13 Residence Inns to a real estate investment trust (the "REIT"). (Three of the Courtyard properties and five of the Residence Inns were sold on March 22, 1996.)

  During the first quarter of 1996, the Company acquired the Toronto Delta Meadowvale hotel, a controlling interest in the San Diego Marriott Hotel and Marina, and an 83% interest in the mortgage loans secured by the Newport Beach Marriott Suites hotel. Also during the first quarter, the Company sold the three Courtyard and five Residence Inn properties limited-service properties discussed above.

  During 1995, the Company acquired nine full-service hotel properties. The accompanying Unaudited Pro Forma Condensed Consolidated Statements of Operations do not reflect any pro forma adjustments related to the New York Vista Hotel (renamed the Marriott World Trade Center) due to the suspension of hotel operations and the renovation of the hotel as a result of extensive damage from an explosion on February 26, 1993. Because the hotel did not resume full operations until late-1995, the historical operations of the hotel during the periods presented are not meaningful.

  During 1995, 37 of the Courtyard properties were sold to and leased back from the REIT and the Company sold its four remaining Fairfield Inns.

  HMH Properties, Inc., an indirect wholly-owned subsidiary of the Company, issued $600 million of debt (the "Properties Notes") in May 1995 (the "May 1995 Debt Offering"). The Properties Notes were issued at par and carry a 9.5% interest rate with a final maturity of May 2005. The net proceeds to the Company were used to defease, and subsequently redeem, bonds which carried a weighted average interest rate of 10.4%, and to pay down a portion of the line of credit with Marriott International, Inc. Additionally, the Company replaced its $630 million line of credit with Marriott International, Inc. with a new line of credit of $225 million (the "New Line of Credit").

  In December 1995, HMC Acquisition Properties, Inc. ("Acquisitions"), an indirect, wholly-owned subsidiary of the Company, issued $350 million of 9% senior notes (the "Acquisitions Notes") to several initial purchasers (the "December 1995 Debt Offering"). The Acquisitions Notes were issued at par and have a final maturity of December 2007. The proceeds were utilized to repay in full the $210 million of outstanding borrowings under, and terminate,

Acquisitions' $230 million revolving credit facility (the "Credit Facility"), as well as to finance acquisitions of full-service hotel properties.

  During 1995, the Company sold the 199-room Springfield Radisson Hotel which was acquired as part of a portfolio of lodging properties by the Company in December 1994. No adjustment has been reflected in the accompanying Unaudited Pro Forma Condensed Consolidated Statements of Operations due to the immateriality of the operating results for this property.

  The Pro Forma Condensed Consolidated Financial Data of the Company are unaudited and presented for informational purposes only and may not reflect the Company's future results of operations and financial position or what the results of operations and financial position of the Company would have been had such transactions occurred as of the dates indicated. The Pro Forma Condensed Consolidated Financial Data and Notes thereto should be read in conjunction with the Company's Consolidated Financial Statements and Notes thereto and "Management's Discussion and Analysis of Results of Operations and Financial Condition" included on Form 10-K for the fiscal year ended December 29, 1995.

                   HOST MARRIOTT CORPORATION AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                              As of March 22, 1996
                                 (in millions)


                                                         Pro Forma
                                           Historical    Adjustments   Pro Forma
                                           -----------  -------------  ---------
                 ASSETS

Property and Equipment...................      $3,160    $   71 (A)       $3,247
                                                           (230)(B)
                                                            246 (C)
Notes and Other Receivables..............         218        --              218
Due from Hotel Managers..................          80        --               80
Investments in Affiliates................          14        --               14
Other Assets.............................         230        26 (B)          284
                                                             28 (C)
Cash and Cash Equivalents................         168       (70)(A)          694
                                                            227 (B)
                                                            (30)(C)
                                                            399 (D)
                                               ------    ------           ------
                                               $3,870    $  667           $4,537
                                               ======    ======           ======

  LIABILITIES AND SHAREHOLDERS' EQUITY

Debt
 Debt carrying a parent company
  guarantee of repayment.................      $  253    $   --           $  253
 Debt not carrying a parent company
  guarantee of repayment.................       2,171       223 (C)        2,394
                                               ------    ------           ------
                                                2,424       223            2,647
Accounts Payable and Accrued Expenses....          75        --               75
Deferred Income Taxes....................         501        --              501
Other Liabilities........................         203         1 (A)          248
                                                             23 (B)
                                                             21 (C)
                                               ------    ------           ------
  Total Liabilities......................       3,203       268            3,471
                                               ------    ------           ------

Shareholders' Equity
 Common Stock............................         163        32 (D)          195
 Additional Paid-in Capital..............         500       367 (D)          867
 Retained Earnings.......................           4        --                4
                                               ------    ------           ------
  Total Shareholders' Equity.............         667        --            1,066
                                               ------    ------           ------
                                               $3,870    $  667           $4,537
                                               ======    ======           ======




    See Notes to Unaudited Pro Forma Condensed Consolidated Financial Data.

                   HOST MARRIOTT CORPORATION AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      For the Year Ended December 29, 1995
                    (in millions, except per share amounts)


                                                          Acquisition
                                           Disposition      & Other      Pro
                             Historical    Adjustments    Adjustments   Forma
                             -----------  -------------  -------------  -------

Revenues
 Hotels....................      $  474     $ (1)(F)        $ 64 (E)    $  617
                                                              30 (G)
                                                              11 (H)
                                                              39 (I)
 Other.....................          10       --               2 (I)        12
                                 ------     ----            ----        ------
                                    484       (1)            146           629
                                 ------     ----            ----        ------

Operating cost and expenses
 Hotels....................         281       (1)(F)          33 (E)       395
                                              10 (J)          17 (G)
                                              26 (K)           6 (H)
                                                              23 (I)
 Other.....................          89       --              --            89
                                 ------     ----            ----        ------
                                    370       35              79           484
                                 ------     ----            ----        ------
Operating profit (loss)....         114      (36)             67           145
Minority interest..........          (2)      --              (6)(E)        (8)
Corporate expenses.........         (36)      --              --           (36)
Interest expense...........        (178)       4 (L)         (18)(E)      (227)
                                                              (3)(G)
                                                             (18)(I)
                                                               3 (M)
                                                             (17)(N)
Interest income............          27       --               1 (I)        28
                                 ------     ----            ----          ------
(Loss) income from
 continuing operations
 before income taxes and
  extraordinary items......         (75)     (32)              9           (98)
Benefit (provision) for
 income taxes..............          13       11 (O)          (3)(O)        21
                                 ------     ----            ----        ------
(Loss) income from
 continuing operations
 before
 extraordinary items.......      $  (62)    $(21)           $  6        $  (77)
                                 ======     ====            ====        ======
Loss per common share from
 continuing operations.....      $ (.39)                                $ (.47)
                                 ======                                 ======
Weighted average shares
 outstanding (D)...........       158.3                                  158.3
                                 ======                                 ======




    See Notes to Unaudited Pro Forma Condensed Consolidated Financial Data.

                   HOST MARRIOTT CORPORATION AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   For the Twelve Weeks Ended March 22, 1996
                    (in millions, except per share amounts)


                                                          Acquisition
                                           Disposition      & Other       Pro
                             Historical    Adjustments    Adjustments    Forma
                             -----------  -------------  -------------  -------

Revenues
 Hotels....................      $  126      $   --       $   17 (E)     $  145
                                                               2 (H)
 Other.....................           4          --           --              4
                                 ------         ---         ----         ------
                                    130          --           19            149
                                 ------         ---         ----         ------
Operating cost and expenses
 Hotels....................          83           6 (K)        8 (E)         98
                                                               1 (H)
 Other.....................           9          --           --              9
                                 ------         ---         ----         ------
                                     92           6            9            107
                                 ------         ---         ----         ------
Operating profit (loss)....          38          (6)          10             42
Minority interest..........          (1)         --           (2)(E)         (3)
Corporate expenses.........          (9)         --           --             (9)
Interest expense...........         (48)         --           (4)(E)        (52)
Interest income............           6          --           --              6
                                 ------         ---         ----         ------
(Loss) income from
 continuing operations
 before income taxes.......         (14)         (6)           4            (16)
Benefit (provision) for
 income taxes..............           2           2 (O)       (1)(O)          3
                                 ------         ---         ----         ------
(Loss) income from
 continuing operations.....      $  (12)     $   (4)        $  3         $  (13)
                                 ======      ======         ====         ======
Loss per common share from
 continuing operations.....      $ (.07)                                 $ (.08)
                                 ======                                  ======
Weighted average shares
 outstanding (D)...........       161.4                                   161.4
                                 ======                                  ======




    See Notes to Unaudited Pro Forma Condensed Consolidated Financial Data.

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                                 FINANCIAL DATA


A. Represents the adjustment to record the acquisition of two full-service properties during the second quarter of 1996 and a controlling interest in a third full-service property:

    -  Record property and equipment of $71 million
    -  Record the use of cash of $70 million for the acquisition cost
    -  Record the minority interest of $1 million for the partner of the joint
       venture acquiring one full-service   property

B. Represents the adjustment to record the sale and leaseback of the 13 Courtyards and 13 Residence Inns as follows:

    - Reduce property and equipment by the net book value of assets sold of $230 million
    -  Record the net cash proceeds of $227 million
    -  Record the deferred proceeds of $26 million
    -  Record the deferred gain of $23 million

C. Represents the adjustment to record the acquisition of a controlling interest in MHP II:

    -  Record property and equipment of $246 million
    -  Record the use of cash of $30 million
    -  Record other assets of $28 million
    -  Record notes payable of $223 million
    -  Record other liabilities of $21 million

D. Represents the adjustment to record the issuance of 31.6 million shares of common stock for net proceeds of approximately $399 million. The effect of the offering is not included in the calculation of weighted average shares.

E. Represents the adjustment to record the revenue and operating expense, interest expense and minority interest expense for the acquisition of a controlling interest in MHP II.

F. Represents the adjustment to eliminate the revenues and the operating costs for the 1995 sale of the four remaining Fairfield Inns.

G. Represents the adjustment to reflect the incremental increase in revenue, operating costs and secured debt interest expense for eight of the nine 1995 additions of full-service properties, as if they were added at the beginning of the fiscal year. On February 26, 1993, an explosion caused damage to the structure and interior of the New York Vista Hotel, as well as the adjoining World Trade Center complex. As a result of the damage, all hotel operations were suspended and the hotel underwent extensive renovation. Because the hotel did not resume full operations until late-1995, the historical operations of the hotel during the periods presented are not meaningful and the accompanying Unaudited Pro Forma Condensed Consolidated Statements of Operations do not reflect any adjustments related to the hotel.

H. Represents the adjustment to record the revenue and operating costs for the second quarter 1996 acquisition of the Dulles Marriott Suites, the Oklahoma City Marriott and the acquisition of a controlling interest in the Pittsburgh Hyatt Regency, including depreciation expense reflecting the Company's basis in the assets and the incremental management fees as a result of the new management agreements that will be entered into in conjunction with certain of the transactions.

I. Represents the adjustment to record the revenue, operating costs, secured debt interest expense and interest income for the first quarter 1996 acquisition of the Toronto Delta Meadowvale hotel, the acquisition of a controlling interest in the San Diego Marriott Hotel and Marina, and the purchase of an 83% interest in the mortgage loans secured by the Newport Beach Marriott Suites hotel. No adjustment has been reflected in the accompanying

    Unaudited Pro Forma Condensed Consolidated Statement of Operations for the twelve weeks ended March 22, 1996 due to the immateriality of the operating results of these properties.

J. Represents the net adjustment to eliminate the depreciation expense and record the incremental lease expense for the 1995 sale/leaseback of the 37 Courtyard properties.

K. Represents the net adjustment to eliminate the depreciation expense and record the incremental lease expense for the 1996 sale/leaseback of the 16 Courtyard properties and 18 Residence Inns.

L. Represents the adjustment to reduce interest expense for the redemption of senior notes of Host Marriott Hospitality, Inc. (the "Hospitality Notes") with the net sales proceeds from 21 Courtyard properties.

M. Represents the adjustment to reduce interest expense to reflect the decrease in interest rates as a result of the issuance of the Properties Notes and the decrease in commitment fees as a result of the New Line of Credit. Extraordinary losses of approximately $17 million, after taxes, related to the 1995 redemption of certain of the Hospitality Notes are not reflected in the accompanying Unaudited Pro Forma Condensed Consolidated Statements of Operations.

N. Represents the adjustment to eliminate the interest expense and related amortization of deferred financing fees for the Credit Facility, and to record the interest expense and related amortization of deferred financing fees as a result of the issuance of the Acquisitions Notes. An extraordinary loss of approximately $3 million, after taxes, related to the 1995 termination of the Credit Facility is not reflected in the accompanying Unaudited Pro Forma Condensed Consolidated Statements of Operations.

O. Represents the income tax impact of pro forma adjustments at statutory rates.